EXHIBIT 99.1

Berkeley Lights Reports Fourth Quarter and Full Year 2021 Financial Results

Reports full year 2021 revenue of $85.4 million, above pre-announced preliminary range
Reiterates 2022 revenue outlook

EMERYVILLE, Calif. February 24, 2022 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today reported financial results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights

•Achieved revenue of $85.4 million for the full year 2021, including $23.2 million for the fourth quarter, representing growth of 33% and 7% over the prior year periods

•Grew installed base 48% year over year to 111 platforms, including 6 placed during the fourth quarter 2021

•Increased strategic partnerships and services revenue by more than three-fold during 2021 to $19.9 million compared to $5.8 million in the prior year

•Signed two new partnership agreements during the fourth quarter of 2021 with potential contract value of more than $8 million; additionally, one of the agreements includes downstream revenue participation in the form of a royalty

•Increased recurring revenue to $19.2 million for the full year 2021, including $6.1 million for the fourth quarter, representing growth of 38% and 26%, respectively, over the prior year periods

•Approval of Evusheld received from the FDA (authorized for emergency use only) based on antibodies discovered in collaboration with Vanderbilt University on the Berkeley Lights platform for the prevention of COVID-19 in individuals who are moderately to severely immune compromised

“Berkeley Lights continues to access and understand live primary biology with unprecedented speed and scale, creating a transformative paradigm for how our customers can approach finding cures for disease,” said Berkeley Lights Chief Executive Officer Eric Hobbs, Ph.D. “In 2022, we look forward to further accelerating our strategic partnerships and services business with our high-throughput functional screening service that enables downstream economics to our differentiated offerings as well as growing our antibody therapeutics and cell therapy core markets."

Quarterly Financial Results

	Three Months Ended December 31,
(in thousands, except per share data)	2021	2020
	(unaudited)	(unaudited)
Revenue	$23,186	$21,748
Gross profit	15,959	14,806
Gross margin %	69%	68%
Operating expenses	33,770	26,639
Loss from operations	(17,811)	(11,833)
Net loss and net comprehensive loss	(17,732)	(12,128)
Net loss attributable to common stockholders per share, basic and diluted	(0.26)	(0.19)
Total stock-based compensation	5,137	5,851

Annual Financial Results

	Year Ended December 31,
(in thousands, except per share data)	2021	2020
	(unaudited)
Revenue	$85,388	$64,303
Gross profit	56,551	44,555
Gross margin %	66%	69%
Operating expenses	127,340	84,949
Loss from operations	(70,789)	(40,394)
Net loss and net comprehensive loss	(71,724)	(41,584)
Net loss attributable to common stockholders per share, basic and diluted	(1.08)	(1.39)
Total stock-based compensation	21,222	10,917

2022 Guidance Outlook

Berkeley Lights reiterates full year 2022 revenue to grow approximately 30% compared to full year 2021.

Webcast and Conference Call Information

Berkeley Lights will host a conference call to discuss the fourth quarter and full year 2021 financial results before market open on Thursday, February 24, 2022 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights

Berkeley Lights is a leading Digital Cell Biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our 2022 revenue outlook, our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Media Contact	Investor Contact
Media@berkeleylights.com	IR@berkeleylights.com

Berkeley Lights, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product revenue	$13,317	$17,693	$56,575	$51,586
Service revenue	9,869	4,055	28,813	12,717
Total revenue	23,186	21,748	85,388	64,303
Cost of sales:
Product cost of sales	3,025	4,554	14,857	13,021
Service cost of sales	4,202	2,388	13,980	6,727
Total cost of sales	7,227	6,942	28,837	19,748
Gross profit	15,959	14,806	56,551	44,555
Operating expenses:
Research and development	15,796	14,000	58,553	47,240
General and administrative	10,450	7,783	43,400	23,202
Sales and marketing	7,524	4,856	25,387	14,507
Total operating expenses	33,770	26,639	127,340	84,949
Loss from operations	(17,811)	(11,833)	(70,789)	(40,394)
Other income (expense):
Interest expense	(229)	(362)	(1,171)	(1,436)
Interest income	33	89	175	338
Other income, net	123	10	6	82
Loss before income taxes	(17,884)	(12,096)	(71,779)	(41,410)
Provision for (benefit from) income taxes	(152)	32	(55)	174
Net loss and net comprehensive loss	$(17,732)	$(12,128)	$(71,724)	$(41,584)

Net loss attributable to common stockholders per share, basic and diluted	$(0.26)	$(0.19)	$(1.08)	$(1.39)
Weighted-average shares used in calculating net loss per share, basic and diluted	67,520,019	64,405,339	66,707,129	31,192,752

Berkeley Lights, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

Assets	December 31, 2021	December 31, 2020
	(unaudited)
Current assets:
Cash and cash equivalents	$178,096	$233,408
Trade accounts receivable	25,942	12,939
Inventory	14,547	11,047
Prepaid expenses and other current assets	11,985	8,175
Total current assets	230,570	265,569
Restricted cash	270	270
Property and equipment, net	27,992	14,544
Operating lease right-of-use assets	26,060	16,718
Other assets	2,361	2,557
Total assets	$287,253	$299,658
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$8,198	$3,491
Accrued expenses and other current liabilities	12,425	8,401
Current portion of notes payable	—	11,594
Deferred revenue	12,128	5,482
Total current liabilities	32,751	28,968
Notes payable, net of current portion	19,762	8,301
Deferred revenue, net of current portion	2,187	1,709
Operating lease liability, noncurrent	24,337	15,899
Total liabilities	79,037	54,877
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	4	3
Additional paid-in capital	471,820	436,662
Accumulated deficit	(263,608)	(191,884)
Total stockholders’ equity	208,216	244,781
Total liabilities and stockholders’ equity	$287,253	$299,658